                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          COMTREX SYSTEMS CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                   Suite 300
                         Bensalem, Pennsylvania 19020

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                  May 22, 2001

                              ---------------------


To the Shareholders of
 HEALTHCARE SERVICES GROUP, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Healthcare Services Group, Inc. (the "Company") will be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 22, 2001, at 10:00 A.M., for the following purposes:

     1.  To elect eight directors;

     2. To approve and ratify the selection of Grant Thornton LLP as the independent certified public accountants of the Company for its current fiscal year ending December 31, 2001; and

     3. To consider and act upon such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 9, 2001 will be entitled to notice of and to vote at the Annual Meeting.

     Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.


                                     By Order of the Board of Directors


                                             DANIEL P. MCCARTNEY
                                          Chairman of the Board and
                                           Chief Executive Officer



Dated: Bensalem, Pennsylvania
     April 11, 2001

                        HEALTHCARE SERVICES GROUP, INC.
                               3220 Tillman Drive
                                   Suite 300
                         Bensalem, Pennsylvania 19020

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 May 22, 2001

                            ---------------------

     This Proxy Statement is furnished to the Shareholders of Healthcare Services Group, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 22, 2001 at 10:00 A.M. At the Annual Meeting the shareholders will consider the following proposals: (1) to elect eight directors; (2) to approve and ratify the selection of Grant Thornton LLP as the independent certified public accountants of the Company for its current fiscal year ending December 31, 2001; and (3) to consider and act upon such other business as may properly come before the Annual Meeting.

     This Proxy Statement is being mailed to shareholders on or about April 11, 2001.

                          PROXIES; VOTING SECURITIES

     Only holders of Common Stock $.01 par value (the "Common Stock") of record at the close of business on record of April 9, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 10,918,632 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

     All shares that are represented by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

     A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

     All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors. Brokers that do not receive instructions are entitled to vote for the election of directors.

     The nominees are as follows:

                             Name, Age, Principal Occupations
                            for the past five years and Current                                    Director
                           Public Directorships or Trusteeships                                     Since
                           ------------------------------------                                    --------
Daniel P. McCartney, 49, Chief Executive Officer and Chairman of the Board since 1977 ....           1977

W. Thacher Longstreth, 80, elected to and a member of the Philadelphia City Council since
 1983; Director of Tasty Baking Company, Delaware Management Company and Keystone
 Insurance Company .......................................................................           1983(1)

Barton D. Weisman, 73, President and Chief Executive Officer of H.B.A. Corporation and
 H.B.A. Management, Inc., Florida based companies which own and/or manage nursing homes,
 for more than five years ................................................................           1983(2)

Joseph F. McCartney, 46, Divisional Vice President of the Company for more than five
 years; brother of Daniel P. McCartney ...................................................           1983

Robert L. Frome, Esq., 63, Member of the law firm of Olshan Grundman Frome Rosenzweig &
  Wolosky LLP for more than five years; Director of NuCo2, Inc. and Paradigm Medical
  Industries, Inc. .......................................................................           1983

Thomas A. Cook, 55, President and Chief Operating Officer of the Company for more than
  five years..............................................................................           1987

Robert J. Moss, Esq., 62, President, Moss Associates, a law firm, for more than five
 years; Senior Assistant to United States Senator Arlen Specter for more than five years..           1992(2)

John M. Briggs, CPA, 50, Partner of the certified public accounting firm of Briggs,
 Bunting & Dougherty, LLP since May 1997; Partner of certified public accounting firm of
  Tait,  Weller & Baker from January 1980 to May 1997 ....................................           1993(1)(2)

------------
(1) Member of Stock Option Committee.
(2) Member of Audit Committee.

     The Directors recommend a vote FOR all nominees.

                        BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during the 2000 fiscal year. During 2000, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was director.

     The Board of Directors has established audit and stock option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2000 are described below:

       AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent certified public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. Messrs. Robert J. Moss, Barton D. Weisman and John M. Briggs currently are members of the Audit Committee. The Audit Committee met four times during 2000. The report of Audit Committee for the fiscal year ended December 31, 2000 is included herein under "Audit Committee Report".

       STOCK OPTION COMMITTEE. The Stock Option Committee (composed of non-employee directors) administers the Company's 1995 Employee Stock Option Plan, as amended (the "1995 Employee Plan") and the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997, and options which may be granted outside of such Plans. With respect to the 1995 Employee Plan, the Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted. Mr. John M. Briggs and Mr. W. Thacher Longstreth comprise the Stock Option Committee. The Stock Option Committee met once during 2000.

     The Company does not have a nominating, executive or compensation committee. The functions customarily attributable to these committees are performed by the Board of Directors as a whole.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth information as of April 9, 2001, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding shares of Common Stock, each director of the Company, the Company's executive officers as defined in Item 402(a)(3) of Regulation S-K and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                                            Amount and
                                                                             Nature of          Percent
                                                                            Beneficial            of
Name and Beneficial Owner or Group (1)                                       Ownership           Class
--------------------------------------                                      ----------          -------
Lord, Abbett & Co. ...............................................         1,722,584(2)         15.8%
Daniel P. McCartney ..............................................         1,342,159(3)         12.1%
Wellington Management Company, LLP ...............................         1,090,050(4)         10.0%
Pequot Capital Management, Inc. ..................................         1,011,100(5)          9.3%
Dimensional Fund Advisors Inc. ...................................           820,058(6)          7.5%
Thomas A. Cook ...................................................           342,419(7)          3.0%
Robert L. Frome ..................................................           166,055(8)          1.5%
Barton D. Weisman ................................................           127,605(9)          1.2%
Joseph F. McCartney ..............................................            99,000(10)         (17)
W. Thacher Longstreth ............................................            52,684(11)         (17)
Robert J. Moss ...................................................            37,455(12)         (17)
John M. Briggs ...................................................            28,820(13)         (17)
Brian M. Waters ..................................................            85,613(14)         (17)
James L. DiStefano ...............................................            22,989(15)         (17)
Directors and Executive Officers as a group (10 persons) .........         2,304,799(16)        19.5%

------------
(1) The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, NJ 07302. The address of Daniel P. McCartney is 3220 Tillman Drive, Suite 300, Bensalem, PA 19020. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, CT 06880. The address of Dimensional Fund Advisors Inc. ("Dimensional") is 1299 Ocean Avenue, Santa Monica, CA 90401.

(2) According to a Schedule 13G filed by Lord, Abbett & Co., dated January 19, 2001, it has sole voting power and dispositive power with respect to the 1,722,584 shares.

(3) Includes incentive stock options to purchase 78,588 shares and nonqualified stock options to purchase 123,912 shares, all exercisable within sixty days of April 9, 2001. Also includes an aggregate of 52,500 shares that Mr. McCartney holds as a co-trustee for the benefit of his children. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and principal shareholder of the Company. Daniel P. McCartney is the brother of Joseph F. McCartney.

(4) According to a Schedule 13G filed by Wellington Management Company, LLP, dated February 14, 2001, it has shared dispositive power with respect to 1,090,050 shares (of which it has shared voting power with respect to 1,015,050 shares).

(5) According to a Schedule 13G filed by Pequot Capital Management, Inc. dated February 13, 2001, it has sole voting power and dispositive power with respect to the 1,011,100 shares.

(6) According to a Schedule 13G filed by Dimensional Fund Advisors Inc., dated February 2, 2001, Dimensional, a registered investment advisor, may be deemed to have beneficial ownership of 820,058 shares of the Company's Common Stock as of December 31, 2000, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA

     Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) Includes incentive stock options to purchase 104,084 shares and nonqualified stock options to purchase 236,416 shares, all exercisable within sixty days of April 9, 2001.

 (8) Includes nonqualified stock options to purchase 29,955 shares, all exercisable within sixty days of April 9, 2001.

 (9) Includes nonqualified stock options to purchase 47,955 shares, all exercisable within sixty days of April 9, 2001.

(10) Represents incentive stock options to purchase 56,314 shares and nonqualified stock options to purchase 42,686 shares, all exercisable within sixty days of April 9, 2001.

(11) Includes nonqualified stock options to purchase 52,455 shares, all exercisable within sixty days of April 9, 2001.

(12) Represents nonqualified stock options to purchase 37,455 shares, all exercisable within sixty days of April 9, 2001.

(13) Includes nonqualified stock options to purchase 14,970 shares, all exercisable within sixty days of April 9, 2001.

(14) Includess incentive stock options to purchase 79,043 shares and nonqualified options to purchase 1,957 shares, all exercisable within sixty days of April 9, 2001.

(15) Includes incentive stock options to purchase 22,750 shares, all exercisable within sixty days of April 9, 2001.

(16) Includes 928,540 shares underlying options granted to said group of persons. All options are exercisable within sixty days of April 9, 2001.

(17) Less than 1% of the outstanding shares.

Directors' Fees

     The Company paid each director who is not an employee of the Company $500 for each regular meeting of the Board of Directors attended. Mr. Frome bills the Company at his customary rates for time spent on behalf of the Company (whether as a director or in the performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors' meetings. The Company also granted options to non-employee directors to purchase an aggregate of 24,950 shares of Common Stock during the year ended December 31, 2000 pursuant to the 1996 Non-Employee Directors' Plan, as amended and restated as of October 28, 1997.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the four highest paid executive officers whose total salary and bonus exceeded $100,000 in 2000 (the "Named Executive Officers").

                                                                                    Long Term Compensation
                                                                            --------------------------------------
                                                                                      Awards              Payouts
                                              Annual Compensation           ---------------------------  ---------
                                      ------------------------------------                  Securities
                                                                             Restricted     Underlying
    Name and Principal       Fiscal                          Other Annual       Stock        Options/       LTIP      All Other
         Position             Year       Salary     Bonus    Compensation      Awards      SARs (1)(2)    Payouts    Compensation
--------------------------  --------  -----------  -------  --------------  ------------  -------------  ---------  -------------
Daniel P. McCartney,        2000       $489,201       0         $22,919           0           25,000         0           0
 Chairman of the            1999        531,726       0          13,311           0           55,000         0           0
 Board and Chief            1998        474,830       0          63,311           0           25,000         0           0
 Executive Officer

Thomas A. Cook,             2000       $489,201       0         $ 1,779           0           25,000         0           0
 President, Chief           1999        531,726       0           1,791           0           85,000         0           0
 Operating Officer          1998        474,830       0          68,539           0           25,000         0           0
 and Director

Brian M. Waters             2000       $164,000       0         $ 8,700           0           10,000         0           0
 Vice President --          1999        175,750       0          31,875           0           10,000         0           0
 Operations                 1998        172,431       0          49,387           0           10,000         0           0

James L. DiStefano          2000       $136,690       0         $     0           0            5,000         0           0
 Chief Financial Officer    1999        124,377       0               0           0            6,250         0           0
 and Treasurer              1998        118,747       0           6,435           0            4,000         0           0

Joseph F. McCartney         2000       $139,737       0         $ 8,700           0            8,000         0           0
 Divisional Vice            1999        108,471       0           8,700           0           20,000         0           0
 President and Director     1998        119,431       0          96,185           0            8,000         0           0

------------
(1) Options to acquire shares of Common Stock. The Company has not awarded any SAR's (Stock Appreciation Rights) as it is not currently authorized to do so under the 1995 Employee Plan.

(2) Stock option amounts are adjusted to reflect the 3-for-2 stock split paid in the form of a 50% stock dividend on August 27, 1998.

Option Grants During 2000 Fiscal Year

     The following table provides information related to options to purchase Common Stock granted to the Named Executive Officers during fiscal 2000.

                                                                                                        Potential
                                                                                                     Realizable Value
                                                                                                        at Assumed
                                                                                                     Annual Rates of
                                                                                                       Stock Price
                                                                                                     Appreciation for
                                       Individual Grants                                             Option Term (1)
------------------------------------------------------------------------------------------------------------------------
                                           % of Total
                                            Options
                            Options        Granted to           Exercise
                            Granted       Employees in            Price
           Name             (#) (2)       Fiscal Year          ($/Sh) (2)       Expiration Date       5%          10%
-------------------------  ---------  -------------------  ------------------  -----------------  ----------  ----------
Daniel P. McCartney .....   17,953          7.15%            $5.5700(3)           Dec. 6, 2005      $16,010    $ 55,493
Daniel P. McCartney .....    7,047          2.80%             5.0630(4)           Dec. 6, 2010       22,438      56,863
Thomas A. Cook ..........   25,000          9.95%             5.0630(4)           Dec. 6, 2010       79,602     201,728
Brian M. Waters .........   10,000          3.98%             5.0630(4)           Dec. 6, 2010       31,841      80,691
James L. DiStefano ......    5,000          1.99%             5.0630(4)           Dec. 6, 2010       15,920      40,346
Joseph F. McCartney .....    8,000          3.18%             5.0630(4)           Dec. 6, 2010       25,473      64,553

------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

(2) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer, in cash, or a combination of any of the foregoing, as determined by the Stock Option Committee.

(3) The exercise price was 110% of the fair market value of the Common Stock on the date of grant.

(4) The exercise price was the market value (i.e., closing market price) of the Common Stock on the date of grant.

Aggregated Option Exercises During 2000 Fiscal Year and Fiscal Year End Option Values

     The following table provides information related to the number and value of options held at fiscal year end by each of the Named Executive Officers. (The Company does not have any outstanding stock appreciation rights.) No Named Executive Officer exercised any options during the fiscal year ended December 31, 2000.

                                     Number of Securities              Value of Unexercised
                                    Underlying Unexercised             In-the-Money Options
                                     Options at FY-End (#)              at FY-End ($) (1)
                                -------------------------------   ------------------------------
             Name                Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------
Daniel P. McCartney .........      177,500          25,000           $     0          $23,698
Thomas A. Cook ..............      315,500          25,000            28,125           32,800
Brian M. Waters .............       71,000          10,000            11,250           13,120
Joseph F. McCartney .........       91,000           8,000            17,437           10,496
James L. DiStefano ..........       17,750           5,000               135            6,560

------------
(1) The closing price of the Common Stock as reported by the Nasdaq National Market System on December 31, 2000 was $6.375. Value is calculated on the basis of the difference between the option exercise price and $6.375 multiplied by the number of shares of Common Stock underlying the option.

                        REPORT FROM THE AUDIT COMMITTEE

     The members of the Audit Committee from January 1, 2000 to December 31, 2000 were Messrs. John M. Briggs, Robert J. Moss and Barton D. Weisman. The Audit Committee met four times during the fiscal year. The Audit Committee is responsible for considering management's recommendation of independent certified public accountant for each fiscal year, recommending the appointment or discharge of independent accountants to the board of directors and confirming the independence of the accountants. It is also responsible for reviewing and approving the scope of the planned audit, the results of the audit and the accountants' compensation for performing such audit; review the Company's audited financial statements; and reviewing and approving the Company's internal accounting controls and discussing such controls with the independent accountants.

     The audit Committee adopted a written charter during fiscal 2000, a copy of which is attached to this proxy statement as Exhibit A.

     The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     In connection with the audit of Healthcare Services Group, Inc.'s financial statements for the year ended December 31, 2000, the Audit Committee met with representatives from Grant Thornton LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Grant Thornton LLP the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

     The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP's independence. On January 3, 2001, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP's independence required by Independence Standards Board of Standard No. 1.

     In addition, the Audit Committee reviewed and discussed with Healthcare Services Group, Inc.'s management the Company's audited financial statements relating to fiscal year ended December 31, 2000 and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP.

     Based upon review and discussions described above, the Audit Committee recommended to the Board of Directors that Healthcare Services Group, Inc.'s financial statements audited by Grant Thornton LLP be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


                                                    John M. Briggs
                                                    Robert J. Moss
                                                    Barton D. Weisman

                            STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended December 31, 2000 with the cumulative total return on the S&P 500 Index and the S&P Healthcare Industry -- Miscellaneous Services Group Index.



                                [GRAPHIC OMITTED]


                           TOTAL SHAREHOLDER RETURNS

                                                            INDEXED RETURNS
                                 Base                        Years Ending
                                 Period
Company/Index                    Dec95        Dec96          Dec97          Dec98          Dec99          Dec00
---------------------------------------------------------------------------------------------------------------
HEALTHCARE SERVICES GROUP          100       106.67         134.67         146.00         112.00         102.00
S&P 500 INDEX                      100       122.96         163.98         210.85         255.21         231.98
HEALTH CARE (SPEC SVC)-500         100       104.54         131.37         236.68          72.11         148.55

Report of the Board of Directors on Executive Compensation

     The compensation of the Chief Executive Officer of the Company is determined by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including, in order of importance:

     o Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

     o Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

     o Consideration of the individual's overall contribution to the Company.

     Compensation for Company executive officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined based upon the recommendation of the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended ("the Internal Revenue Code"), since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee. Under the 1995 Employee Plan, as amended, no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Employee Plan qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code.

     The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

     Mr. Daniel P. McCartney and Mr. Cook each received annual base salaries of $227,000 for year ending December 31, 2000 and an additional 3% of the income from operations before income taxes of the Company attributable to the fiscal year immediately preceding the year for which his annual salary is calculated. Their compensation will be similarly determined with respect to the calendar year ending December 31, 2001.


                               The Board of Directors

                               Daniel P. McCartney (Chairman)
                               W. Thacher Longstreth
                               Barton D. Weisman
                               Joseph F. McCartney
                               Robert L. Frome
                               Thomas A. Cook
                               Robert J. Moss
                               John M. Briggs

     Messrs. Daniel P. McCartney, Thomas A. Cook and Joseph F. McCartney did not serve as directors, executive officers or members of the Compensation Committee of any other entity during the fiscal year ended December 31, 2000 and currently do not serve in such capacities.

Interlocks and Insider Participation and Other Matters

     Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the Company. During the year ended December 31, 2000, these agreements resulted in gross revenues of approximately $3,265,000 to the Company. Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

     Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                PROPOSAL NO. 3

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board of Directors as the independent public accountants of the Company for the year ended December 31, 2001. Said firm has no other relationship to the Company. The Board of Directors recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the independent public accountants of the Company for the year ending December 31, 2001. A representative of Grant Thornton LLP, which has served as the Company's independent public accountants since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent public accountants.

     Fees billed to Company by Grant Thornton LLP during Fiscal 2000

     Audit Fees:

     Audit fees billed to the Company by Grant Thornton LLP during the Company's 2000 fiscal year for audit of the Company's annual financial statements and reviews of those financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $277,000.

     Financial Information Systems Design and Implementation Fees:

     The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     All Other Fees:

     Fees billed to the Company by Grant Thornton LLP during the Company's 2000 fiscal year for all other services rendered to the Company, including tax related services totaled approximately $56,000.

     The Audit Committee of the Board of Directors considered whether Grant Thornton LLP's provision of the services covered above under "All Other Fees" is compatible with maintaining Grant Thornton LLP's independence.

                                 OTHER MATTERS

     So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment thereof, in accordance with the discretion of the persons named therein.

                      DEADLINE FOR SHAREHOLDER PROPOSALS

     To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 9, 2001.

     If the Company is not notified of a shareholder proposal by December 9, 2001, such proposal will not be included in the proxy statement for the next year's annual shareholders' meeting and the Company will be permitted to use its discretionary authority in respect thereof in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended.

                                 ANNUAL REPORT

     The 2000 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy please advise the Company and another will be sent to you.

                                     By Order of the Board of Directors,

                                             DANIEL P. MCCARTNEY
                                                Chairman and
                                           Chief Executive Officer


Dated: Bensalem, Pennsylvania
     April 11, 2001

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

                                   EXHIBIT A

                   CHARTER AND POWERS OF THE AUDIT COMMITTEE

Organization

     The Audit Committee is a committee of the Board of Directors. The Audit Committee shall be composed of at least three directors who are independent of the management of Healthcare Services Group, Inc. and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his 'or her independent judgment as a member of the Audit Committee. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market.


Statement of Policy

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community related to corporate accounting, reporting practices of HCSG, and the quality and integrity of the financial reports of HCSG.


Responsibilities

     In meeting its responsibilities, the Audit Committee is expected to:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review and recommend to the directors the independent accountant to be selected to audit the financial statements of HCSG.

     3. Provide an open avenue of communications between the independent accountant and the Board of Directors.

     4. Hold regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee.

     5. Confer with management and the independent accountant about significant risks and exposures and assess the steps management has taken to minimize such risks to the company.

     6. Review with the independent accountants and management the adequacy and effectiveness of the accounting and financial controls of the company, eliciting any recommendations for the improvement of such internal control procedures.

     7. Review with management and the independent accountant at the completion of the annual examination, the company's annual financial statements and footnotes before it is filed with the SEC,

     8. Review with management and the independent accountant the interim financial report before it is filed with the SEC.

     9. Review with the independent accountant any difficulties encountered in the course of their audit, including any restrictions on the scope of their work or access to required information.

    10. Determine whether the independent accountant had any serious difficulties or disputes with management during the course of the audit.

    11. Establish, review and update periodically a Code of Ethics and ensure that management has established a system to enforce the Code.

    12. Establish, review and update Sales and Billing Compliance Program and ensure that management has established a system to enforce the Program.

    13. The Audit Committee shall have the power to investigate any matter brought to its attention within the scope of its duties.

    14. The Audit Committee shall maintain minutes or other records of its meetings and activities.

     15. Review the planning of the independent audit and any special audit procedures required.

     16. Review the significant reports to management prepared by the internal auditor and management responses.

     17. Receive periodic reports from the independent accountant regarding the auditor's independence consistent with the Independence Standards Board Standard I which requires that the auditors discuss with the Audit Committee any significant relationship that could impair their independence.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy report.

     19. Such other oversight duties and responsibilities as may be assigned to the Audit Committee by the Board of Directors and Chairman.

A [X] Please mark your
      votes as in this
      example using
      dark ink only.
----------------------------------------------------------------------------------------------------------------------------------

                         FOR      WITHHELD

1. TO ELECT EIGHT        [ ]        [ ]                 Nominees: Daniel P. McCartney; W.
   DIRECTORS;                                                     Thacher Longstreth; Barton
                                                                  D. Weisman; Joseph F.
FOR all nominees listedon the right                               McCartney; Robert L.
(except as marked to the contrary                                 Frome; Thomas A. Cook;
below)                                                            Robert J. Moss; and John M.
                                                                  Briggs; and in accordance
                                                                  with proxy Statement
                                                        (Instruction: To withhold authority to vote for
                                                        any individual nominee, print that nominee's
                                                        name on the space provided at left.)
___________________________________


                                                                                          FOR       AGAINST        ABSTAIN

(2) TO APPROVE AND RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT          [ ]         [ ]            [ ]
    CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS CURRENT FISCAL YEAR
    ENDING DECEMBER 31, 2001; AND

(3) TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE          [ ]         [ ]            [ ]
    MEETING.

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_____________________________________ Date  _____________ 2001    _____________________________________ Date  _____________ 2001
           SIGNATURE                                                    SIGNATURE IF HELD JOINTLY
Please sign exactly as name appears on tne certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

                        HEALTHCARE SERVICES GROUP, INC.
                                                                           PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Shareholders to be held at The Radisson Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, PA, 19047 on May 22, 2001 at 10:00 A.M.

     The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and Thomas A. Cook, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said Corporation to be held at the time and place set forth above, and at any adjournment thereof, in the transaction of such business as may properly come before the meeting or any adjournment thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated below.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, AND THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.


                         (To be Signed on Reverse Side)